EXHIBIT 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this amendment to Form 8-K of our report dated October 15, 2021, relating to the financial statements of VitaMedica Corporation as of and for the years ended June 30, 2021, and 2020, to all references to our firm included in this Form 8-K filed with the U.S. Securities and Exchange Commission on October 15, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

October 15, 2021